Exhibit 10.1

CONTINUCARE CORPORATION
[NON-QUALIFIED] -OR- [INCENTIVE] STOCK OPTION AGREEMENT
FOR

[Optionee Name]

     1. Grant of Option. CONTINUCARE CORPORATION (the “Company”) hereby grants, as of [Grant Date], to [Optionee Name] (the “Optionee”) an option (the “Option”) to purchase up to [Number of Shares] shares of the Company’s Common Stock, $.0001 par value per share (the “Shares”), at an exercise price per share equal to [Exercise Price]. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company’s Amended and Restated 2000 Stock Option Plan (the “Plan”), which is incorporated herein for all purposes. The Option is [a nonqualified stock option, and not] -OR- [intended to qualify as] an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

     2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

     3. Exercise Schedule. Except as otherwise provided in Sections 6 or 9 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a number of Shares as set forth below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the number of Shares granted as indicated beside the date, provided that the Optionee has been continuously [in service as a Director of] -OR -[employed by] the Company through and on the applicable Vesting Date:

Number of Shares                   Vesting Date

[Insert Vesting Schedule as Applicable]

     Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of Optionee’s service as a Director of the Company, any unvested portion of the Option shall terminate and be null and void.

     4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

     5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; or (c) with Shares that have been held by the Optionee for at least 6 months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.

     6. Termination of Option.

[INSERT IN FORM OF DIRECTOR OPTIONS ONLY

     (a) Notwithstanding anything in the Plan to the contrary, any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

     (i) the termination of the Optionee’s service as a Director with the Company and its Subsidiaries for Cause; or

     (ii) Expiration Date].

[INSERT IN FORM OF EMPLOYEE OR CONSULTANT OPTIONS ONLY

     (b) (a) unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

     (i) (i) unless the Committee or the Board otherwise determines in writing in its sole discretion, three months after the date on which the Optionee’s employment with the Company and its Subsidiaries is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Agreement, shall mean the termination of the Optionee’s employment by reason of the Optionee’s willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) of the Optionee as determined by a medical doctor satisfactory to the Committee or the Board, or (C) death;

     (ii) (ii) immediately upon the termination of the Optionee’s employment with the Company and its Subsidiaries for Cause;

     (iii) (iii) twelve months after the date on which the Optionee’s employment with the Company and its Subsidiaries is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) as determined by a medical doctor satisfactory to the Committee;

     (iv) (iv) twelve months after the date of termination of the Optionee’s employment with the Company and its Subsidiaries by reason of the death of the Optionee (or three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (iii) of this Section 6); or

     (v) [Expiration Date].

     (v) All references herein to the termination of the Optionee’s employment shall, in the case of an Optionee who is not an employee of the Company or a Subsidiary, refer to the termination of the Optionee’s service with the Company.]

     (b) To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) of the Plan, and (ii) the Committee or the Board in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any corporate transaction described in Subsection 8(b) of the Plan in which the Company does survive, the Option (or portion thereof) that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

     7. Transferability. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

     8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the

Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

     9. Acceleration of Exercisability of Option. This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, (a) there is a “Change in Control”, as defined in Section 8(b) of the Plan, that occurs while the Optionee serves the Company as a Director, (b) the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b)(ii) hereof, or (c) the Option is terminated pursuant to Section 6(b)(i) hereof.

     10. No Right to Continued Employment or Service. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

     11. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

     12. Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

     13. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 7200 Corporate Center Drive, Suite 600, Miami, FL 33126, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

     14. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

[INSERT IN FORM OF INCENTIVE STOCK OPTION ONLY

     (a) Exercise of Option. There will not be federal income tax liability upon the grant or exercise of the Option.

(a) (b) Disposition of Shares. If Shares are held for at least one year from the date of exercise and two years from the date of grant of the Option, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If Shares are disposed of before one year from the date of exercise or two years from the date of grant of the Option, the Optionee will be treated as having received, on the date of disposition, compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price. The amount of any additional sale proceeds will be taxed as long-term or short-term capital gain, depending on how long the Optionee holds the Shares after exercise. If Optionee is an employee at the time of disposition, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of disposition.]

(b) [INSERT IN FORM OF NON-QUALIFIED STOCK OPTION ONLY

(c) (a) Exercise of Option. There may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price. If Optionee is an employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(d) (b) Disposition of Shares. If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of [GRANT DATE].

COMPANY: CONTINUCARE CORPORATION
By:
[NAME]
[TITLE]

     Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.

Dated: _______________	OPTIONEE:
By:
[NAME]